Exhibit 99.1

CORESITE AMENDS AND INCREASES REVOLVING CREDIT FACILITY

Amendment converts the facility to unsecured, increases availability to $355 million, extends the maturity, and lowers the rate spread

DENVER, CO — January 7, 2013 — CoreSite Realty Corporation (NYSE: COR), a national provider of powerful, network-rich data centers, today announced that its operating partnership, CoreSite, L.P., has amended and restated its revolving credit facility, which was scheduled to mature on December 15, 2014.  The amendment was completed with its existing lender group and new bank relationships.

The new credit facility is unsecured, compared to the prior facility, which was secured by five assets, and availability has been increased from $225.0 million to $355.0 million.  The facility has a five-year term through January 2018, including a one-year extension option, and the interest rate spread was reduced by 25 basis points. CoreSite intends to use the facility primarily to fund expansion and development projects.

Jeff Finnin, CoreSite’s Chief Financial Officer, commented, “We are pleased with the enhanced financial flexibility and cost savings that the amended facility provides CoreSite as we continue to pursue our growth objectives. The move to unsecured debt, as well as the size and term of the facility, signals our lending group’s confidence in our operating model and we appreciate their ongoing support.”

About CoreSite

CoreSite Realty Corporation (NYSE: COR) is a national provider of data center products and interconnection services. More than 750 customers, such as Global 1000 enterprises, communications providers, cloud and content companies, financial firms, media and entertainment, healthcare, and government agencies choose CoreSite for the confidence that comes with customer-focused data center products, service and support systems, and scalability. CoreSite’s network centric computing platform is a business catalyst, featuring the Any2 Internet exchange and network ecosystems, which include access to 225+ carriers and service providers and a growing mesh of more than 15,000 interconnections. The company features a diverse colocation offering from individual cabinets to custom cages and private suites, with 14 data center locations in nine major U.S. markets. For more information, visit www.CoreSite.com.

Forward Looking Statements

This release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or

“anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; the company’s failure to obtain necessary outside financing; the company’s failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the company from time to time with the Securities and Exchange Commission.

CoreSite Investor Relations Contact

+1 303.222.7276

InvestorRelations@CoreSite.com

CoreSite Media Contact

Jeannie Zaemes | CoreSite Marketing Senior Director

+1 720.446.2006 | +1 866.777.CORE

Jeannie.Zaemes@CoreSite.com